UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 03/29/2006

Owens Corning

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-3660

DE	34-4323452
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Owens Corning Parkway, Toledo, OH 43659

(Address of Principal Executive Offices, Including Zip Code)

419-248-8000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 8.01. Other Events.

As previously reported, on October 5, 2000 (the “Petition Date”), Owens Corning and certain of its United States subsidiaries (collectively, the “Debtors”) filed voluntary petitions with the United States Bankruptcy Court for the District of Delaware (the “Court”) seeking relief under Chapter 11 of the United States Bankruptcy Code.

Also as previously reported, on December 31, 2005, the Debtors, together with the Official Committee of Asbestos claimants and the Legal Representative for the class of future asbestos claimants (collectively, the “Proponents”), filed with the Court a Fifth Amended Joint Plan Of Reorganization For Owens Corning And Its Affiliated Debtors And Debtors-In-Possession (the “Fifth Amended Plan”) and a Disclosure Statement with respect to the Fifth Amended Plan (the “Amended Disclosure Statement”).

On March 29, 2006, the Proponents filed with the Court a revised Fifth Amended Joint Plan Of Reorganization For Owens Corning And Its Affiliated Debtors And Debtors-In-Possession (the “Revised Fifth Amended Plan”) and a revised Amended Disclosure Statement with respect to the Revised Fifth Amended Plan (the “Revised Amended Disclosure Statement”). A copy of the Revised Fifth Amended Plan is being filed as Exhibit 2 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the Revised Amended Disclosure Statement is being filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein. The Revised Amended Disclosure Statement has been prepared in accordance with Section 1125 of the United States Bankruptcy Code and Rule 3016 of the Federal Rules of Bankruptcy Procedure and not in accordance with federal or state securities laws or other non-bankruptcy laws or regulations. The Revised Amended Disclosure Statement has not been approved by the Court and is subject to amendment.

As previously disclosed, Owens Corning previously has recorded expenses with respect to Owens Corning’s primary pre-petition bank credit facility (the “Pre-Petition Credit Facility”) for the period from the Petition Date through December 31, 2005 relating to post-petition interest and certain other post-petition fees on a basis consistent with the Fifth Amended Plan. Owens Corning notes that, with respect to post-petition interest and other fees payable under the Pre-Petition Credit Facility, the Revised Fifth Amended Plan provides that, if the holders of debt under the Pre-Petition Credit Facility are deemed unimpaired, or are deemed to be impaired and the class of such holders accepts the Revised Fifth Amended Plan, (and the Revised Fifth Amended Plan is confirmed and becomes effective) then the holders of debt under the Pre-Petition Credit Facility will be paid an amount equal to the sum of (i) the amount of interest accrued through the date of delivery of the initial distribution under the Revised Fifth Amended Plan to holders of claims under the Pre-Petition Credit Facility (the “Initial Bank Holders’ Distribution”) on the principal amount outstanding under the Pre-Petition Credit Facility as of the Petition Date, when calculated at the floating Base Rate (as defined in the Pre-Petition Credit Facility) plus 2% on a compounding basis (compounded quarterly), and (ii) the amount of any accrued and unpaid post-petition fees payable under the Pre-Petition Credit Facility through the date of delivery of the Initial Bank Holders’ Distribution, including letter of credit fees and

Facility Fees (as defined in the Pre-Petition Credit Facility), plus accrued interest thereon pursuant to the Pre-Petition Credit Facility calculated on a compounding basis (computed quarterly). In light of the terms of the Revised Fifth Amended Plan, and absent developments that alter Owens Corning’s view of the likelihood of amounts that may be paid under the Revised Fifth Amended Plan to holders of debt under the Pre-Petition Credit Facility, Owens Corning anticipates (i) that it will record, for the period ended March 31, 2006, additional expenses (currently estimated to be in the range of approximately $10 million to $15 million) with respect to the Pre-Petition Credit Facility for the period from the Petition Date through December 31, 2005, and (ii) that it will accrue for the first quarter of 2006, and future periods prior to the effective date of the Plan, additional expenses that reflect the treatment provided in the Revised Fifth Amended Plan with respect to post-petition interest and other fees payable under the Pre-Petition Credit Facility.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2	Revised Fifth Amended Joint Plan Of Reorganization For Owens Corning And Its Affiliated Debtors And Debtors-In-Possession.

99	Revised Amended Disclosure Statement With Respect To Fifth Amended Joint Plan Of Reorganization For Owens Corning And Its Affiliated Debtors and Debtors-In-Possession.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Owens Corning

Date: March 30, 2006	By:	/s/ Stephen K. Krull
Stephen K. Krull
Senior Vice President, General Counsel
and Secretary

Exhibit Index

Exhibit No.	Description
2	Revised Fifth Amended Joint Plan Of Reorganization For Owens Corning And Its Affiliated Debtors And Debtors-In-Possession.
99	Revised Amended Disclosure Statement With Respect To Fifth Amended Joint Plan Of Reorganization For Owens Corning And Its Affiliated Debtors and Debtors-In-Possession.